                                                                  EXHIBIT 4(f)

          Warrant Agreement, dated as of January 7, 1994 between SHAWMUT NATIONAL CORPORATION, a Delaware corporation (the "Company"), and Chemical Bank (the "Warrant Agent").

          WHEREAS, the Company proposes to issue Common Stock Subscription Warrants, as hereinafter described (the "Warrants"), to purchase up to an aggregate of 1,329,115 fully paid and nonassessable shares of its Common Stock, par value $.01 per share ("Common Stock", and the shares of Common Stock issuable upon exercise of the Warrants being referred to herein as the "Warrant Shares"), each Warrant entitling the holder thereof to purchase one share of Common Stock at an Exercise Price (defined in Section 9 hereof) of $22.11 per Warrant, subject to adjustment as hereinafter provided; and

          WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of the Warrants and the other matters as provided herein.

          NOW, THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the registered holders of the Warrants (the "Holders"), the Company and the Warrant Agent hereby agree as follows:

          SECTION 1.    Appointment of Warrant Agent.  The Company hereby
                        ----------------------------
appoints the Warrant Agent to act as agent for the Company in accordance with the provisions hereinafter set forth in this Agreement, and the Warrant Agent hereby accepts such appointment. As used herein, the term "Warrant Agent" shall mean the Warrant Agent and any successor appointed hereunder.

          SECTION 2.  Form and Countersignature of Warrants.
                      -------------------------------------

          2.1  Form of Warrant.  The text of the Warrant, the subscription form
               ---------------
(the "Subscription Form"), and form of assignment shall be substantially as set forth in Exhibit A attached hereto. The Warrants shall be executed on behalf of the Company by one or more authorized officers. The signature of any such officers on the Warrants may be made manually or by facsimile.

          2.2  Countersignature of Warrants.  The Warrants shall be
               ----------------------------
countersigned manually or by facsimile by the Warrant Agent and shall not be valid for any purpose unless so countersigned. Warrants may be countersigned by the Warrant Agent and may be issued or delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers
at the time of such countersignature, issuance or delivery.   Warrants shall be
dated as of the date of issuance or countersignature thereof by the Warrant Agent either upon initial issuance or upon exchange, substitution or transfer.

          SECTION 3.    Issuance and Registration of Warrants.
                       --------------------------------------

          3.1  Initial Issuance of Warrants.  The Warrant Agent shall issue the
               ----------------------------
Warrants upon receipt of, and in accordance with, a statement from an authorized representative of the Company as contemplated by Section 15.10 hereof specifying the identity of, and number of Warrants to be issued to, each person or entity to be issued Warrants.

          3.2  Registration.  The Warrants shall be numbered and shall be
               ------------
registered in a warrant register maintained by the Warrant Agent as they are issued. The Company and the Warrant Agent may deem and treat the registered holder of a Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise or conversion thereof and any distribution to the holder thereof and for all other purposes and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. The Company shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person.

          SECTION 4.  Transfer and Exchange of Warrants.
                      ---------------------------------

          4.1  Transfer of Warrants.  The Warrants shall be transferable only on
               --------------------
the books of the Warrant Agent maintained at the principal office of the Warrant Agent upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer, which endorsement shall be guaranteed by an eligible guarantor institution which is a member of a signature guarantee program satisfactory to the Warrant Agent (an "Eligible Institution"). Warrants may be transferred only in whole, so as to allow the Holder of each Warrant to purchase one full share of Common Stock. In all cases of transfer by an attorney-in-fact, the original power of attorney, duly approved, or a copy thereof, duly certified, in such form and with such other evidence of authority as the Warrant Agent shall request, shall be deposited and remain with the Warrant Agent. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, in such form and with such other evidence of authority as the Warrant Agent shall request, and may be required to be deposited and remain with the Warrant Agent in its discretion. Upon any such registration of transfer, the Warrant Agent shall countersign and deliver a new Warrant or Warrants to the person entitled thereto.

          4.2   Exchange of Warrant Certificates.  Each Warrant certificate may
                --------------------------------
be exchanged upon surrender at the principal office of the Warrant Agent for another certificate or certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle such Holder to purchase. Any Holder desiring to exchange a Warrant certificate or certificates shall make such request in writing delivered to the Warrant Agent, and shall surrender, properly endorsed, the certificate or certificates to be so exchanged. Thereupon, the Warrant Agent shall countersign and deliver to the Holder a new Warrant certificate or certificates, as the case may be, as so requested, in the name of such Holder. No fractional Warrant certificates shall be issued and no new Warrant certificate entitling the Holder thereof to purchase fractional shares will be issued.

          SECTION 5.   Term of Warrants; Exercise of Warrants.
                       --------------------------------------

          5.1  Term of Warrants.  Subject to the terms of this Agreement, each
               ----------------
Holder shall have the right, which may be exercised commencing at the opening of business on January 18, 1995 until 5:00 p.m., New York time, on January 18, 1996 (the "Expiration Date"), to purchase from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to purchase on exercise of such Warrants.

          5.2  Exercise of Warrants.  A Warrant may be exercised upon surrender
               --------------------
to the Warrant Agent at its principal office of the certificate or certificates evidencing the Warrants to be exercised, together with the Subscription Form duly completed and signed, which signature shall be guaranteed by an Eligible Institution, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price (as defined in Section 9 hereof and subject to adjustment in accordance with the provisions of Section 10 hereof) for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made by certified or official bank check.
          Subject to Section 6 hereof, upon the surrender of Warrants and payment of the Exercise Price as aforesaid, the Warrant Agent shall cause to be issued and delivered as soon as practicable to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants. No certificate for fractional Warrant Shares, or cash in lieu thereof, will be issued. If permitted by applicable law, such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the receipt by the Warrant Agent of such Warrants and payment of the Exercise Price, as aforesaid; provided, however, that if at the date of surrender of such Warrants and payment of such Exercise Price, the transfer books for the shares of Common Stock purchasable upon the exercise of such Warrants shall be closed, the certificates for the shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall be opened, and until such date the Company shall be under no duty to deliver any certificate for such shares and the holder of the Warrant shall not be deemed to be the holder of shares of Common Stock issuable upon exercise of such Warrant until such time as such books shall be opened; provided, further, however, that such transfer books, unless otherwise required by law or by applicable rule of any national securities exchange, shall not be closed at any one time for a period longer than twenty (20) days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part, and in the event that a certificate evidencing Warrants is exercised in respect of less than all of the Warrant Shares purchasable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued to the Holder thereof, and the Warrant Agent is hereby authorized to countersign and deliver the required new Warrant certificate or certificates pursuant to the provisions of this Section and Section 2 hereof.

          5.3  Compliance with Government Regulations.  The Company covenants
               --------------------------------------
that if any shares of Common Stock required to be reserved for purposes of exercise of Warrants require, under any federal securities law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange before such shares may be issued upon exercise, the Company will in good faith prior to the issuance of such shares endeavor to cause such shares to be duly registered, approved or listed on the relevant national securities exchange, as the case may be; provided, however, that in no event shall such shares of Common Stock be issued, and the Company is hereby authorized to suspend the exercise of all Warrants, for the period during which such registration, approval or listing is required but not in effect. The Company covenants that it will use reasonable efforts to obtain any required approvals or registration under state "blue sky" securities laws for the issuance of the Warrant Shares; provided, however, that Warrants may not be exercised by, or Warrant Shares issued to, any Holder in any state where such exercise or issuance would be unlawful.

          SECTION 6.   Payment of Taxes.  The Company will pay all documentary
                       ----------------
stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrants or certificates for Warrant Shares in a name other than that of the Holder of such Warrants, and the Company shall not be required to issue or deliver such Warrants or certificates for Warrant Shares or proceeds unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          SECTION 7.   Mutilated or Missing Warrants.  In case any of the
                       -----------------------------
certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, and the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and in substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant and an indemnity or bond, if requested, also satisfactory to them. An applicant for such a substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

          SECTION 8.   Reservation of Warrant Shares; Purchase and Cancellation
                       --------------------------------------------------------
of Warrants.
- -----------
          8.1  Reservation of Warrant Shares.  There have been reserved, and the
               -----------------------------
Company shall at all times keep reserved, out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. The transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby authorized to requisition from time to time from the Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply the Transfer Agent and any such subsequent transfer agent with duly executed stock certificates for such purposes. The Company will furnish the Transfer Agent and any such subsequent transfer agent a copy of all notices of adjustments delivered by the Company to the Warrant Agent hereunder.

          8.2  Purchase of Warrants by the Company.  The Company shall have the
               -----------------------------------
right, except as limited by law, other agreements or herein, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate.

          8.3  Cancellation of Warrants.  In the event the Company shall
               ------------------------
purchase or otherwise acquire Warrants, the same shall thereupon be delivered to the Warrant Agent and be cancelled by it and retired. The Warrant Agent shall cancel any Warrant surrendered for exchange, substitution, transfer or exercise in whole or in part and such cancelled Warrant Certificate shall be disposed of by the Warrant Agent in a manner satisfactory to the Company.

          SECTION 9.   Exercise Price.  The price per share at which a Warrant
                       --------------
Share shall be purchasable upon exercise of a Warrant (the "Exercise Price") shall be $22.11, subject to adjustment as provided in Section 10 hereof.

          SECTION 10.   Adjustments.  The Exercise Price and the number and kind
                        -----------
of securities subject to purchase upon the exercise of each Warrant shall be subject to adjustment form time to time upon the happening of certain events, as hereinafter set forth.

          10.1  Adjustments.  (a)  In the event that, on or after the
                -----------
Distribution Date and prior to the Expiration Date, the Company shall (i) declare a dividend or make a distribution on its shares of Common Stock payable in shares of Common Stock, (ii) subdivide or reclassify the outstanding Common Stock into a greater number of shares of Common Stock, or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares of Common Stock, the Exercise Price in effect and number of Warrant Shares which are to be issued upon exercise of a Warrant at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, shall be proportionately adjusted so that the holder of any Warrant exercised after such time shall be entitled to receive the aggregate number of shares of Common Stock which, if such Warrant had been exercised immediately prior to such date, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

               (b) In the event, on or after the Distribution Date and prior to the Expiration Date, of any merger or consolidation of the Company with or into, or all of the outstanding Common Stock is acquired by, any other person or company, the Holder of Warrants shall receive upon such exercise of the Warrants and payment of the Exercise Price the kind and amount of shares of stock and other securities and property (including cash) receivable upon such merger or consolidation, by a Holder of the number of shares of Common Stock of the Company into which such Warrants so exercised might have been exercised immediately prior to such merger or consolidation, subject to adjustments which, for events subsequent to the effective date of such merger or consolidation, shall be on terms as nearly equivalent as practicable to the adjustments provided above. The above provisions shall similarly apply to successive mergers and consolidations.

               (c) The Company may make such reduction in the Exercise Price, in addition to those required by clauses (a) or (b) of this Section 10.1, as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

               (d)  Notwithstanding anything to the contrary contained in this
Section 10.1, no adjustment in the Exercise Price shall be required unless such adjustments would require an increase or decrease of at least one per cent in such price; provided, however, that any adjustments which by reason of this
Section 10.1 (d) are nor required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section
10.1 shall be made to the nearest cent.

               (e) In any case in which this Section 10 shall require that any adjustment in the Exercise Price be made effective as of immediately after a record date for a specified event, the Company may elect to defer until the occurrence of the event the issuing to the Holder of any Warrant exercised after that record date of the shares of Common Stock and other capital stock of the Company, if any, issuable upon the exercise over and above the shares of Common Stock and other capital stock of the Company, if any, issuable upon the exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

               (f)  Notwithstanding anything to the contrary contained in this
Section 10.1, no adjustment to the Exercise Price or other terms of the Warrants need be made if Holders are to participate in any transaction on a basis, and with notice, that the Board of Directors of the Company determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

          10.2  Notice of Adjustment.  Whenever the Exercise Price is adjusted,
                --------------------
as herein provided, the Company shall cause the Warrant Agent promptly to give notice to the Holders as provided in Section 18 hereof of such adjustment or adjustments and shall deliver to the Warrant Agent a certificate setting forth the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate shall be conclusive evidence of the correctness of such adjustment. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same, from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holders to determine whether any facts exist which may require any adjustment of the Exercise Price or other stock or property purchasable on the exercise thereof, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment.

          10.3  Statement on Warrants.  Irrespective of any adjustments in the
                ---------------------
Exercise Price or the number or kind of shares or other property purchasable upon the exercise of the Warrants or other amendments to or corrections of this Agreement, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

          SECTION 11.  No Fractional Interests.  No Warrant entitling the Holder
                       -----------------------
to purchase fractional interests in Warrant Shares and no fractional Warrant Shares, or cash or other consideration in lieu thereof, will be issued.

          SECTION 12.  No Rights as Stockholders; Notice to Holders.  Nothing
                       --------------------------------------------
contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company. If, however, at any time during which the Warrants are exercisable and prior to their exercise, any of the following events shall occur:

               (a) the Company shall declare any dividend or distribution payable in any securities upon all its shares of Common Stock (other than any dividend or distribution of securities pursuant to the Rights Agreement dated as of February 28, 1989, as thereafter amended, between the Company and Chemical Bank, as successor to Manufacturers Hanover Trust Company, as Rights Agent, or pursuant to any similar agreement) to all holders of its shares of Common Stock; or

               (b) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, sale or transfer of all or substantially all of its assets) shall be proposed;

then in any one or more of said events, the Company shall give notice in writing of such event to the Warrant Agent and the Warrant Agent shall give notice to the Holders as provided in Section 18 hereof, such giving of notice to the Warrant Agent to be completed at least 10 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend or distribution or for the determination of stockholders entitled to vote on such proposed action. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to mail or receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such dividend or distribution or action.

          SECTION 13.  Disposition of Proceeds on Exercise of Warrants;
                       ------------------------------------------------
Inspection of Warrant Agreement.  The Warrant Agent shall account promptly to
- -------------------------------
the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

          The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its principal office. The Company shall supply the Warrant Agent from time to time with such number of copies of this Agreement as the Warrant Agent may request.

          SECTION 14.  Merger or Consolidation or Change of Name of Warrant
                       ----------------------------------------------------
Agent.  Any corporation into which the Warrant Agent may be merged or with which
- -----
it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to substantially all of the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 16 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in any such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

          In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

          SECTION 15.  Concerning the Warrant Agent.  The Warrant Agent
                       ----------------------------
undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of Warrants, shall be bound.

          15.1  Correctness of Statements.  The statements contained herein and
                -------------------------
in the Warrants shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as otherwise provided herein.

          15.2  Breach of Covenants.  The Warrant Agent shall not be responsible
                -------------------
for any failure of the Company to comply with any of the covenants of the Company contained in this Agreement or in the Warrant.

          15.3  Reliance on Counsel.  The Warrant Agent may consult at any time
                -------------------
with legal counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.
          15.4  Proof of Actions Taken.  Whenever in the performance of its
                ----------------------
duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed conclusively to be proved and established by a certificate signed by an officer of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          15.5  Compensation and Indemnification.  The Company agrees to pay the
                --------------------------------
Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature reasonably incurred by the Warrant Agent in the performance of its duties under this Agreement, and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the performance of its duties under this Agreement except as a result of the Warrant Agent's gross negligence or bad faith. In connection with such indemnification, the Company shall be entitled to conduct any litigation and shall only be required to pay the reasonable costs and fees of one counsel selected by the Company. The Warrant Agent will cooperate in the defense of any such action and will not settle such action without the consent of the Company.

          15.6  Other Transactions in Securities of Company.  The Warrant Agent
                -------------------------------------------
and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested or contract with or lend money to the Company or otherwise act as fully and freely as though the Warrant Agent was not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any legal entity including, without limitation, acting as a lender to the Company or an affiliate thereof.

          15.7  Liability of Warrant Agent.  The Warrant Agent shall act
                --------------------------
hereunder solely as the agent of the Company and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or bad faith. Anything in this Agreement to the contrary notwithstanding, in no event shall the Warrant Agent be liable for special, indirect or consequential loss or damage whatsoever (including, but not limited to, lost profits) even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

          15.8  Reliance on Documents.  The Warrant Agent will not incur any
                ---------------------
liability or responsibility to the Company or to any Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          15.9  Validity of Agreement.  The Warrant Agent shall not be under any
                ---------------------
responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity and execution of any Warrant (except its countersignature thereof); nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares (or other stock) to be issued pursuant to this Agreement or any Warrant, or as to whether any Warrant Shares (or other stock) will, when issued, be validly issued, fully paid and nonassessable, or as to the Exercise Price or the number or amount of Warrant Shares or other securities or other property issuable upon exercise of any Warrant.

          15.10  Instructions from Company.  The Warrant Agent is hereby
                 -------------------------
authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice Chairman of the Board, or any Executive, Senior or other Vice President of the Company or any other employee of the Company expressly authorized in writing by any of such persons as having the authority to deliver instructions hereunder, and to apply to such officers or employees for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officers or employees.

          SECTION 16.  Change of Warrant Agent.  The Warrant Agent may resign
                       -----------------------
and be discharged from its duties under this Agreement by giving to the Company 30 days' notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any Holder (who shall with such notice submit his Warrant for inspection by the Company), then any Holder may apply to any court of competent jurisdiction located in Hartford, Connecticut for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent, whether appointed by the Company or such a court, shall be a bank or trust company, in good standing, incorporated under the laws of the United States of America or any state thereof and having at the time of its appointment as Warrant Agent a combined capital and surplus of at least $5,000,000. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former warrant agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file any notice provided for in this Section 16, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the warrant agent or the appointment of the successor warrant agent, as the case may be. In the event of such resignation or removal, the successor warrant agent shall mail, by first class mail, postage prepaid, to each Holder, written notice of such removal or resignation and the name and address of such successor warrant agent.

          SECTION 17.  Identity of Transfer Agent.  Forthwith upon the
                       --------------------------
appointment of any subsequent transfer agent for the Common Stock, or any other shares of the Company's capital stock issuable upon exercise of the Warrant, the Company will file with the Warrant Agent a statement setting forth the name and address of such subsequent transfer agent.

          SECTION 18.  Notices.  Any notice pursuant to this Agreement by the
                       -------
Company or by any Holder to the Warrant Agent, or by the Warrant Agent or by any Holder to the Company, shall be in writing and shall be delivered in person, by overnight courier, or by facsimile transmission (with hard copy to follow promptly by first class mail or overnight courier), or mailed first class, postage prepaid (a) to the Company at its offices at 777 Main Street, MSN 205, Hartford, Connecticut, 06115, fax: (203) 728-4197, Attention: General Counsel; or (b) to the Warrant Agent at Chemical Bank, 450 West 33rd Street, New York, New York 10001, Attn: Vice President - Administration. Each party hereto may from time to time change the address as facsimile numbers to which notices to it are to be delivered or mailed hereunder by notice to the other party.

          Any notice required to be mailed pursuant to this Agreement by the Company or the Warrant Agent to the Holders shall be in writing and shall be mailed first class, postage prepaid, or otherwise delivered, to such Holders at their respective addresses on the books of the Warrant Agent. Any other notices which the Company or the Warrant Agent may wish to provide to the Holder may be made in such manner (including by publication in a newspaper of national circulation) as the Company or the Warrant Agent, as the case may be, shall elect. Any notice requested by any other person may be dispatched in the discretion of the Warrant Agent, but at no expense to the Warrant Agent or the Company.

          SECTION 19.  Supplements and Amendments.  The Company and the Warrant
                       --------------------------
Agent may from time to time supplement or amend this Agreement without the approval of any Holder in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable, which shall not adversely affect in any material manner the interest of the Holders. The Company and the Warrant Agent may from time to time supplement or amend this Agreement in any other respect with the written consent of the Holders of not less than a majority of the Warrants then outstanding; provided, however, that no change in the number or
                           --------  -------
nature of the securities purchasable upon the exercise of any Warrant, or increase in the Exercise Price of any Warrant, or acceleration of the Expiration Date of any Warrant, shall be made without the written consent of the Holder of such Warrant, other than such changes as are specifically prescribed by this Agreement as originally executed or are made in compliance with applicable law.

          SECTION 20.  Successors.  All the covenants and provisions of this
                       ----------
Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          SECTION 21.  Applicable Law.  This Agreement and each Warrant issued
                       --------------
hereunder shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within such State, without giving effect to principles of conflicts of laws. The parties consent to the exclusive jurisdiction of the state and federal courts located in Hartford, Connecticut or New York, New York, in all cases arising out of this Agreement or the subject matter thereof, and to the service of process of such courts (and will not initiate or maintain an action in any other venue without the consent of both parties hereto). Any action brought by any person (other than the Company and the Warrant Agent) arising under or relating to this Agreement and the Warrants shall be brought only in the state and federal courts located in Hartford, Connecticut except that any such action brought solely against the Warrant Agent shall be brought only in the state and federal courts located in New York, New York.

          SECTION 22.  Benefits of this Agreement.  Nothing in this Agreement
                       --------------------------
shall be construed to give to any person or corporation other than the Company, the Warrant Agent, and the Holders any legal or equitable right, remedy or claim under this Agreement; this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders of the Warrants.

          SECTION 23.  Counterparts.  This Agreement may be executed in
                       ------------
counterparts and by facsimile and each of such counterparts and facsimile copies shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          SECTION 24.  Severability.  Any term or provision of this Agreement
                       ------------
which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          SECTION 25.  Captions.  The captions of the Sections and subsections
                       --------
of this Agreement have been inserted for convenience only and shall have no substantive effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.


                          SHAWMUT NATIONAL CORPORATION



                          By:
                              ----------------------------------
                              Name:
                              Title:


                          CHEMICAL BANK



                          By:
                              ----------------------------------
                              Name:
                              Title:

                          Form of Warrant Certificate
                          ---------------------------
                                   (obverse)



            EXERCISABLE ONLY ON OR AFTER JANUARY 18, 1995 AND ON OR BEFORE 5:00 P.M. NEW YORK CITY TIME ON JANUARY 18, 1996

NUMBER
NYW: ________                                               WARRANTS: ________



                                                              SEE REVERSE SIDE
                                                               FOR DEFINITIONS

     COMMON STOCK
SUBSCRIPTION WARRANTS                                          CUSIP 820484111

              Incorporated Under the Laws of The State of Delaware

                          Shawmut National Corporation

This certifies that FOR VALUE RECEIVED



or registered assigns (the "Registered Holder") is the owner of the number of Common Stock Subscription Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.01 par value (the "Common Stock"), of Shawmut National Corporation, a Delaware corporation (the "Company"), at any time between January 18, 1995 and 5:00 p.m. (New York City time) on January 18, 1996 (the "Expiration Date"), upon surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the principal office of Chemical Bank, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $22.11 per Warrant (the "Exercise Price") by certified or official bank check made payable to the Warrant Agent for the account of the Company.

          This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated as of January 7, 1994, by and between the Company and the Warrant Agent. A copy of the Warrant Agreement may be obtained by the Registered Holder upon written request to the Company.

          Upon the occurrence of certain events provided for in the Warrant Agreement, the Exercise Price and the number and kind of securities subject to purchase upon the exercise of each Warrant represented hereby are subject to adjustment.

          Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock, or cash or other consideration in lieu thereof, will be issued. In the case of the exercise of less than all of the Warrants represented hereby, the Company shall execute a new Warrant Certificate, which the Warrant Agent shall countersign and deliver, for the balance of such Warrants.

          This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates entitling such Registered Holder to purchase a like aggregate number of shares of Common Stock as this Warrant Certificate entitles such Registered Holder to purchase. A Registered Holder desiring to exchange this Warrant Certificate shall make such request in writing delivered to the Warrant Agent, and shall surrender, properly endorsed, this Warrant Certificate to be so exchanged. Thereupon, the Warrant Agent shall countersign and deliver to the Registered Holder a new Warrant Certificate or Warrant Certificates as so requested, in the name of such Registered Holder, subject to the limitations provided in the Warrant Agreement. No fractional Warrant Certificate shall be issued and no new Warrant Certificate entitling the Registered Holder thereof to purchase fractional shares will be issued.

          Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

          The Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof (notwithstanding any notation of ownership or other writing hereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

          This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted thereon.

                             Shawmut National Corporation



                             By:
                                -----------------------------------
                                 Secretary



                             By:
                                -----------------------------------
                                 Chairman and
                                 Chief Executive Officer

COUNTERSIGNED:

CHEMICAL BANK, as Warrant Agent


By:
   --------------------------
   Authorized Officer

                                   (Reverse)


          The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -   as tenants in common        UNIF GIFT MIN ACT-_____Custodian______
TEN ENT -   as tenants by the entireties                  (Cust)       (Minor)
JT TEN  -   as joint tenants with right         under Uniform Gifts to Minors
            of survivorship and not as tenants  Act__________________
            in common                                   (State)

Additional abbreviations may also be used though not in the above list.


                               SUBSCRIPTION FORM
                 (To be executed only upon exercise of Warrant)

      The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, shares of Common Stock, as provided for therein, and tenders herewith payment of the purchase price in full in the form of a certified or official bank check in the amount of $

      Please issue a certificate or certificates for such shares of Common Stock in the name of:



                     Name
                         ------------------------------------------------------
                          (Please Print Name, Address and Social Security or
                           Taxpayer Identification Number)


                         ------------------------------------------------------

                         ------------------------------------------------------

                         ------------------------------------------------------

                         ------------------------------------------------------


And, if said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder.



                         Signature
                                  ----------------------------------------------
                                Note:  The above signature must correspond
                                       exactly with the name on the face of this Warrant Certificate or with the name of assignee appearing in the assignment form below.



- ----------------------------
Signature Guarantee             Signatures should be guaranteed by an eligible
                                guarantor institution which is a member of a signature guarantee program satisfactory to the Warrant Agent.


                                   ASSIGNMENT
                (To be executed only upon assignment of Warrant)

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

   PLEASE INSERT SOCIAL SECURITY OR OTHER
       IDENTIFYING NUMBER OF ASSIGNEE

   [                                  ]


- --------------------------------------------------------------------------------
         (Name and Address of Assignee Must Be Printed or Typewritten)


- --------------------------------------------------------------------------------
the within Warrant Certificate, hereby irrevocably constituting and appointing


______________________________________________________________________, Attorney
to transfer said Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated:
      ----------------------          ----------------------------------------
                                      Signature of Registered Holder

                                Note: The above signature must correspond
                                      exactly with the name on the face of this Warrant Certificate.

- ----------------------------
Signature Guarantee                   Signatures should be guaranteed by an
                                      eligible guarantor institution which is a member of a signature guarantee program satisfactory to the Warrant Agent.

Upon the exercise of the Warrants represented by this Warrant Certificate, the holder will receive shares of Common Stock which will, to the extent provided by the provisions of the Rights Agreement between the Company and Chemical Bank, as successor to Manufacturers Hanover Trust Company (the "Rights Agent"), dated as of February 28, 1989 (the "Rights Agreement"), entitle the holder to certain Rights. The terms of the Rights Agreement are hereby incorporated herein by reference and a copy of the Rights Agreement is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by the certificate representing shares of Common Stock. The Company or the Rights Agent will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Except as may be otherwise provided in the Rights Agreement, any shares of Common Stock issued prior to the Distribution Date (as defined in the Rights Agreement) will be issued with Rights. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person, an Adverse Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.